SCHEDULE II
                              INFORMATION WITH RESPECT TO
                   TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS
OR
                   SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)
                                     SHARES PURCHASED
AVERAGE
                          DATE            SOLD(-)
PRICE(2)
   COMMON STOCK-BALDWIN TECHNOLOGY'A
  GABELLI FUNDS, INC.
       THE GABELLI SMALL CAP GROWTH FUND
                         8/17/94          100,000
5.0000
  GAMCO INVESTORS, INC.
                         8/17/94            5,000
5.0800
                         8/12/94              800-
4.8750
                         7/05/94            3,000
4.5000
  (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
      ON THE NY STOCK EXCHANGE.
  (2) PRICE EXCLUDES COMMISSION.